UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ViewCast.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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August 24, 2009
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), to be held on Thursday, October 1, 2009, at 1:30 p.m. local time at our offices located at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075. At the meeting, you will be asked to consider and vote upon the following proposals:
(1)	To elect six directors to serve for a one-year term or until their successors are duly elected and qualified,
(2)	To approve an amendment to ViewCast’s 2005 Incentive Stock Plan increasing the number of shares of common stock available for award from 3,000,000 to 6,000,000,
(3)	To ratify the appointment of BKD, LLP as ViewCast’s independent registered public accounting firm for fiscal year 2009, and
(4)	To transact such other business as may properly come before the meeting and any adjournment thereof.
After careful consideration, our Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of the proposals. Details of the proposals and business to be conducted at the meeting can be found in the enclosed Notice of Meeting and Proxy Statement that follow. In addition, we will report on the affairs of ViewCast and a discussion period will be provided for questions and comments of general interest to stockholders.
Your vote is extremely important. Whether or not you are able to attend, your shares should be represented and voted at this meeting. Accordingly, please complete, sign and date the enclosed proxy card and mail it in the postage-paid return envelope provided at your earliest convenience. Your prompt response is greatly appreciated.
Thank you for your consideration and support.
Sincerely,
David T. Stoner
Chief Executive Officer

YOUR VOTE IS IMPORTANT!
Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy card in the envelope provided to ensure that your vote will be counted. You may vote in person at the meeting, if you so desire, even if you have previously sent in your proxy.
If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

ViewCast Corporation
Notice of Annual Meeting of Stockholders
October 1, 2009
TO THE STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ViewCast.com, Inc., doing business as ViewCast Corporation (“ViewCast”), a Delaware corporation, is scheduled to be held on October 1, 2009 at 1:30 p.m., local time, at our offices located at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075 for the following purposes:
1)	To elect six directors to serve for a one-year term or until their successors are duly elected and qualified;
2)	To approve an amendment to ViewCast’s 2005 Incentive Stock Plan increasing in the number of shares of common stock available for award from 3,000,000 to 6,000,000;
3)	To ratify the appointment of BKD, LLP as ViewCast’s independent registered public accounting firm for fiscal year 2009; and
4)	To transact such other business as may properly come before the meeting and any adjournment thereof.
Only stockholders of record at the close of business on August 17, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.
FOR THE BOARD OF DIRECTORS
David T. Stoner
Chief Executive Officer

PROXY STATEMENT
PROPOSAL NO. 1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
PROPOSAL NO. 2
PROPOSAL NO. 3
AUDITORS’ FEES
STOCKHOLDER PROPOSALS
ANNUAL REPORT
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
APPENDIX A

ViewCast Corporation
PROXY STATEMENT
GENERAL INFORMATION
Proxy Solicitation
This Proxy Statement is furnished to the holders of common stock, $.0001 par value (the “Common Stock”) and holders of Series E Convertible Redeemable Preferred Stock, $.0001 par value (“Series E Preferred”), (the Common Stock and Series E Preferred collectively, the “Voting Shares”) of ViewCast.com, Inc., a Delaware corporation (“ViewCast” or the “Company”) in connection with the solicitation by the Board of Directors of ViewCast of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, October 1, 2009 (the “Annual Meeting”), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.
The Board of Directors of ViewCast is soliciting proxies for use at the Annual Meeting. These proxy solicitation materials are first being mailed on or about August 24, 2009 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. ViewCast will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Voting Shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of Voting Shares at the Annual Meeting, officers, agents and employees of ViewCast may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. ViewCast expects to spend approximately $20,000.00 soliciting proxies for the Annual Meeting. All expenses incurred in connection with this solicitation will be borne by ViewCast.
Revocability and Voting of Proxy
A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of ViewCast a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of ViewCast’s Voting Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby in favor of the matters as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Annual Meeting.
Voting Securities, Record Date and Voting Rights
Only holders of record of the Voting Shares at the close of business on August 17, 2009 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 35,832,230 shares of Common Stock were issued and outstanding, excluding treasury stock. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting. As of the record date, 80,000 shares of Series E Preferred were issued and outstanding. Each holder of Series E Preferred is entitled to full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock. For each share of Series E Preferred held, the holder thereof shall be entitled to the number of votes into which such share of Series E Preferred could then be converted into Common Stock. The equivalent amount of Common Stock as of the record date is 13,333,334 shares. Each holder of Series E Preferred shall be entitled to vote, together with holders of the Common Stock, with respect to any question upon which holders of the Common Stock have the right to vote. Fractional votes, however, are not permitted and any fractional voting rights available on an as converted basis will be rounded to the nearest whole number (with one-half being rounded upward).
The holders of a majority of the outstanding Voting Shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be counted as present for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because the broker or nominee does not have discretionary voting authority for that matter and instructions have not been received from the beneficial owner. Generally, broker non-votes do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted and, therefore, all of the shares held in the broker’s name are considered present at the Annual Meeting.

Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.
The ratification of the appointment of BKD, LLP as ViewCast’s independent registered public accounting firm for fiscal year 2009 and all other matters to come before the Annual Meeting require the approval of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. For this purpose and under applicable law, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.
Inspectors of Election appointed by ViewCast will tabulate votes at the Annual Meeting.
Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Material for the Stockholders Meeting to be held on October 1, 2009.
The Proxy Statement and Annual Report are available at http://www.proxydocs.com/vcst.
Executive Officers
The following table contains information as of August 24, 2009 regarding the executive officers of ViewCast. Each holds the offices listed below and will hold such positions until the next regular meeting of the Board of Directors to be held immediately following the Annual Meeting of Stockholders or until their successors are chosen and qualified by the Board of Directors:

Name	Age	Office Held with Company

David T. Stoner	53	President and Chief Executive Officer

Laurie L. Latham	52	Chief Financial Officer and Senior Vice President of Finance and Administration

Gary J. Klembara	57	Senior Vice President of Sales
David T. Stoner’s information can be found with the information under Proposal No. 1 concerning nominees for director.
Laurie L. Latham has served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast since December 1999. From 1997 until she joined ViewCast, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, she was the Vice President of Finance and Administration at Axis Media Corporation. Prior to joining Axis Media Corporation, Ms. Latham had been in public practice with national and regional accounting firms, including KPMG Peat Marwick, and was the Vice President of Finance and Administration for Medialink International Corporation, a food industry technology company located in California. In addition, Ms. Latham’s earlier career experience included roles within the oil and gas, real estate and agricultural industries. Ms. Latham received her B.B.A. from the University of Texas and is a Certified Public Accountant.
Gary J. Klembara is currently Senior Vice President of Sales, a position he has held since August 2007. Prior to joining ViewCast, Mr. Klembara was President and CEO of GK Consultancy Group, a sales and business consulting firm, from 2003 until joining ViewCast. From late 2001 to 2002, he was Executive Vice President Sales (Americas and Asia) and President for the Americas for Corel Corporation, which had acquired his prior employer, Micrografx. During 2000 to 2001, Mr. Klembara was the Executive Vice President of Sales for Image2web, Inc., a Micrografx subsidiary, and then was promoted to the same position at the parent company, Micrografx. During 1984 to 2000, Mr. Klembara held various sales and sales management roles with Compaq Computer where his last position was National Director of Systems Integrators. Early in his career, Mr. Klembara held management roles with JCPenney. Mr. Klembara received a Bachelor of Science Degree in Business Administration from Youngstown State University.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the 2009 Annual Meeting, six directors are to be elected. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting or until their successors are elected and qualified. Messrs. Platt, Stoner, Autem, Horsley, Slocum and Brandenburg currently serve as directors of ViewCast. In the event any of these nominees is unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.
The Board of Directors recommends a vote FOR the election of the directors named on the enclosed Proxy.
The names of the nominees for Director and certain other information about them as of August 24, 2009 are set forth below.

Name	Age	Director Since	Position Held with Company

George C. Platt	69	1999	Chairman of the Board

David T. Stoner	53	2008	President and Chief Executive Officer

Joseph Autem	51	1999	Director

Sherel D. Horsley	67	2006	Director

John W. Slocum, Jr.	68	2006	Director

David W. Brandenburg	64	2008	Director
George C. Platt has served as a director since September 1999 and currently serves as Chairman of the Board. Mr. Platt joined ViewCast as Chief Executive Officer and President in September 1999. In October 2005, he relinquished the role of President, and he retired from the position of Chief Executive Officer in July 2008. He currently serves as a Director for Intervoice, Inc. From 1991 through 1999, Mr. Platt was employed by Intecom, Inc., a Dallas-based provider of multimedia telecommunications products and services, holding the positions of Chief Executive Officer and President. Prior to his employment with Intecom, Inc., Mr. Platt was the President of SRX, an entrepreneurial startup company. Before that, he was a Group Vice President (Business Communications Group) at Rolm Corporation until its acquisition by International Business Machines Corporation, or IBM, and prior to his employment at Rolm Corporation, Xerox employed him for fifteen years, where he attained the position of Operations Manager, Southeast Region. Mr. Platt holds an M.B.A. from the University of Chicago and a B.S. degree from Northwestern University.
David T. Stoner has served as a director since May 2008 and moved to his current position as President and Chief Executive Officer in August 2008. Mr. Stoner joined ViewCast as Vice President of Operations in August 1996 and in 1984 became President and Chief Operating Officer in October 2005. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP, Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. (“VITec”), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.
Joseph Autem has served as a director since January 1999. He was previously a Director of Broadcast.com, Inc. from September 1996 through August 1999. Mr. Autem has served in various consulting capacities from July 1998 to the present. He is currently general partner of Autem, L.L.C., an investment company formed in May 1999. Autem holds a B.S. in Accounting from Pittsburg State University.

Sherel D. Horsley has been a director since June 2006. He is retired from Texas Instruments, Inc. where he performed 35 years of service covering a variety of marketing and business development leadership roles, including field marketing assignments. His last position at TI was Senior Vice President and product manager of Digital Imaging, where he was responsible for product development, sales and marketing for all products based on TI’s Digital Light Processing Technology. Mr. Horsley was vice chairman of the Electronic Industries Alliance (EIA) and a member of the EIA Board of Governors and Executive Committee. He was also a past board member of the Consumer Electronics Association. During his career, Mr. Horsley received recognition for his work on numerous projects, and led a team that won the prestigious Malcolm Baldrige National Quality Award in 1992. Currently, Mr. Horsley is chairman of the board of trustees of the Parish Episcopal School, a pre-K through 12th grade private school.
John W. Slocum, Jr. has served as director since June 2006. Professor Slocum holds the title of Professor Emeritus in the Cox School of Business, Southern Methodist University in Dallas, Texas. Professor Slocum has taught on the faculties of the University of Washington, Pennsylvania State University, Ohio State University, the International University of Japan, and the Tuck School at Dartmouth College. He is the author of 28 books and currently serves as the co-editor of the Journal of World Business, Organizational Dynamics, and Journal of Leadership and Organizational Studies. Professor Slocum has also served as a management consultant to organizations such as ARAMARK, Lockheed Martin, Celanese, Prudential Bache Indonesia, among others. He is on the executive development staff of programs for the Governors of Oklahoma and Texas, SMU, University of North Texas Health Sciences, among others. Professor Slocum is currently on the board of advisors for Kisco Senior Living of Carlsbad, California.
David W. Brandenburg has served as director since December 2008. Mr. Brandenburg is a former Chairman and Vice Chairman of the Board of Directors, Chief Executive Officer and President of Intervoice a publicly held company acquired by Convergys in the fall of 2008. Intervoice developed and delivered enhanced services platforms to cellular service providers that enabled them to provide voice, text and video messaging and other enhanced services to their customers. Intervoice also provided Interactive Voice Response systems to Fortune 1000 and other companies. Mr. Brandenburg first joined Intervoice in 1990 as Chief Operating Officer after having served as a director since 1989. He was promoted to President of Intervoice in 1991 where he served until December 1994 when he relinquished his position of President and assumed the position of Vice Chairman of the Board until May 1995. He re-joined Intervoice as Chief Executive Officer in June 2000 and also served as Chairman of the Board from December 2000 until his retirement in November 2004. In June of 2007, Mr. Brandenburg re-joined the Intervoice Board of Directors as Chairman. He served in this position until the company was acquired by Convergys in September 2008. Mr. Brandenburg also served as President and Chief Executive Officer of AnswerSoft, Inc. a global provider of call center software automation solutions from November 1997 to May 1998, at which time it completed a merger with Davox Corporation. Davox subsequently changed its name to Concerto Software, Inc. and, following a merger with Aspect Communications Corp., is now part of Aspect Software, Inc., a privately-held company. Mr. Brandenburg’s current principal occupation is serving as a private, self-employed investor and philanthropist. He is Chairman and Chief Executive Officer of the Brandenburg Life Foundation, a 501(c)(3) charitable foundation which he founded with his wife in 1996.
There are no family relationships among the directors, executive officers or other significant employees of ViewCast.
Board of Directors Independence
The Board of Directors is comprised of a majority of directors who qualify as independent according to NASDAQ Stock Market listing standards. Based upon the term “independent” as defined by NASDAQ Stock Market listing standards, the Board of Directors has determined that four of our six directors (Joseph Autem, Sherel D. Horsley, John W. Slocum, Jr. and David W. Brandenburg) are independent. All members of each of the Audit Committee and the Compensation Committee are independent directors.
Annually, the Board of Directors reviews the relationships that each director has with us and our affiliates as well as the criteria and standards for determining independence. Upon review, the Board of Directors affirmatively determines which directors are considered independent.
None of the executive officers of ViewCast served as a member of the board of directors or as a member of the compensation committee or similar board committee of another entity during 2008, which entity had an executive officer serving on the Board of ViewCast or its Compensation Committee. Consequently, there are no interlocking relationships that might affect the determination of the compensation of executive officers of ViewCast.

Meetings of the Board of Directors and Committees
Meetings. The Board of Directors held a total of six meetings during ViewCast’s fiscal year ended December 31, 2008. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which he served. It is our policy that all directors and nominees should attend the annual meeting of stockholders. All of our directors attended the 2008 Annual Meeting.
The Board of Directors has established two standing committees: the Audit Committee and Compensation Committee.
Compensation Committee. The Compensation Committee reviews and approves salaries and bonuses for all officers, administers options outstanding under ViewCast’s stock incentive plans, provides advice and recommendations to the Board regarding directors’ compensation and carries out the responsibilities required by the rules of the U.S. Securities and Exchange Commission (the “SEC”). The Compensation Committee believes that its processes and oversight should be directed toward attracting, retaining and motivating employees and non-employee directors to promote and advance the interests and strategic goals of the Company. The Compensation Committee does not have any employee members. As requested by the Compensation Committee, the Chief Executive Officer will provide information and may participate in discussion regarding compensation for other executive officers. The Compensation Committee does not utilize outside compensation consultants but considers other general industry information and trends if available. The Board of Directors has not adopted a written charter for the Compensation Committee.
Directors Brandenburg, Horsley and Slocum serve as the members of the Compensation Committee. All members of the Compensation Committee are independent directors as defined under the NASDAQ Stock Market listing standards. The Compensation Committee met one time in the 2008 fiscal year.
Audit Committee. The Audit Committee oversees and monitors ViewCast’s financial reporting process and internal control system, reviews and evaluates the audit performed by ViewCast’s independent registered public accounting firm and reports any substantive issues found during the audit to the Board of Directors and reviews and evaluates the internal audit program. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee will also review and approve all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee, which can be located in the investor relations section of our website at www.viewcast.com.
Directors Autem, Horsley and Slocum serve as the members of the Audit Committee. All members of the committee are independent directors as defined under the NASDAQ Stock Market listing standards. The Audit Committee met four times in the 2008 fiscal year. The Board of Directors has determined that Mr. Autem qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules, and the Board of Directors has designated him as such.
Nomination of Directors. The Board of Directors currently does not have a standing nominating committee and consequently has no nominating committee charter. The Board of Directors believes that it is appropriate under existing circumstances for the Company not to have a nominating committee because the Board is comprised of only six members, four of whom are independent as defined under the NASDAQ Stock Market listing standards. Currently, each member of the Board of Directors participates in the consideration of director nominees.
The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because the Board of Directors believes it can adequately evaluate any such recommendation on a case-by-case basis. However, the Board of Directors would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified candidate for consideration should submit complete information as to the identity and qualifications of that person to the Secretary of the Company at 3701 W. Plano Parkway, Suite 300, Plano, Texas 75075 sufficiently in advance of an annual meeting.
Absent special circumstances, the Board of Directors will continue to nominate qualified incumbent directors whom the Board believes will continue to make important contributions to the Board and the Company. The Board generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major business issues facing ViewCast. The Board of Directors does not have a formal process for identifying and evaluating nominees for director. However, the Board of Directors will evaluate all candidates, whether recommended by stockholders or otherwise, in accordance with the above criteria.

Code of Ethics
The Company has adopted a Corporate Compliance Program Guidelines and Ethics Policy (the “Ethics Policy”) that applies to all employees and officers of the Company and its subsidiaries, including the principal executive officer and principal financial and accounting officer. This policy meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and was filed as Exhibit 14.1 to the Company’s report on Form 10-KSB for the fiscal year ended December 31, 2003, filed with the SEC on March 30, 2004.
The Ethics Policy is available on our website at www.viewcast.com under the “Company Investor Relations.” You may obtain a copy of the Ethics Policy, free of charge, by sending a request in writing to Cordia Leung at the following address: Cordia Leung, ViewCast.com, Inc., 3701 W. Plano Parkway, Suite 300, Plano, TX 75075.
Stockholder Communications with the Board of Directors. Stockholders may send written communications to our Board of Directors by delivering them to The Board of Directors, Viewcast.com, Inc., at 3701 W. Plano Parkway, Suite 300, Plano, TX 75075. All stockholder communications will be forwarded to the Chairman of the Board of Directors or, if addressed to the Audit Committee or Compensation Committee, forwarded to the appropriate committee chairman. Such chairman will review the received communication with the Board of Directors, or the group addressed in the communication, for the purpose of determining an appropriate response. Any communication received may be shared with management.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of July 31, 2009, based on information obtained from public records and our books and records regarding the persons named below, with respect to the beneficial ownership of shares of our Common Stock and Series E Preferred Stock, respectively, by: (i) each person or a group known by us to be the owner of more than five percent (5%) of each class of our outstanding voting securities, (ii) each director, (iii) each executive officer and (iv) all officers and directors as a group. Except as otherwise indicated, each person shown in the table has voting and investment power with respect to the shares listed next to his or her name. Except as otherwise indicated, the address for each person listed in the table below is c/o ViewCast.com, Inc., 3701 W. Plano Parkway, Suite 300, Plano, TX 75075.

			Percentage of			Percentage of
	Shares of Common		Outstanding	Shares of Series E		Outstanding Series E
Name and Address of	Stock Beneficially		Common Stock	Preferred Stock		Preferred Stock
Beneficial Owner	Owned		Owned (1), (2)	Beneficially Owned		Owned
H.T. ARDINGER, JR.	27,296,659	(3)	50.92%	80,000	(13)	100%
1990 Lakepointe Dr. Lewisville, TX 75057
DAVID RUGGIERI	2,068,500	(4)	5.77%	—		—
525 East Olympia Ave. Punta Gorda, FL 33950
DAVID W. BRANDENBURG	1,880,500	(5)	5.25%	—		—
GEORGE C. PLATT	908,749	(6)	2.48%	—		—
DAVID T. STONER	502,452	(7)	1.38%	—		—
LAURIE L. LATHAM	567,758	(8)	1.56%	—		—
SHEREL D. HORSLEY	66,667	(9)	*	—		—
JOSEPH AUTEM	91,534	(10)	*	—		—
JOHN W. SLOCUM, JR.	76,667	(11)	*	—		—
GARY J. KLEMBARA	116,250	(12)	*	—		—
All executive officers and directors as a group (eight (8) persons)	4,210,577		11.66%	—		—

*	Less than one percent (1%)

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 31, 2009 upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from July 31, 2009 have been exercised. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)
Based on a total of 38,832,230 shares issued and outstanding which excludes treasury stock, plus, for each person listed, any Common Stock that person has the right to acquire within 60 days from July 31, 2009 pursuant to options, warrants, conversion privileges, etc.

(3)
Information is based on filings made with the Securities and Exchange Commission under Sections 13 or 16 of the Securities Exchange Act and includes: (i) 181,501 shares owned by Mr. Ardinger’s spouse, (ii) 5,562,687 shares owned by Ardinger Family Trust, (iii) 1,103,448 shares of Common Stock reserved for issuance upon the conversion of $4,000,000 of Series B Convertible Preferred Stock to Common Stock at $3.625 per share, (iv) 3,333,333 shares of Common Stock reserved for issuance upon the conversion of $2,000,000 of Series C Convertible Preferred Stock to Common Stock at $0.60 per share, and (v) 13,333,333 shares of Common Stock reserved for issuance upon the conversion of $8,000,000 of Series E Convertible Redeemable Preferred Stock to Common Stock at $0.60 per share owned by Ardinger Family Partnership.

(4)	As reported on a Schedule 13G filed with the Securities and Exchange Commission on April 12, 2007.

(5)	Information is based on filings made with the Securities and Exchange Commission under Sections 13 or 16 of the Securities Exchange Act and includes 126,500 shares owned by Mr. Brandenburg’s spouse.

(6)
Includes the following shares issuable under the 1995 Option Plan and the 2005 Stock Incentive Plan upon exercise of options: (i) 300,000 shares issuable upon exercise at $7.09 per share, (ii) 50,000 shares issuable upon exercise at $2.50 per share, (iii) 200,000 shares issuable upon exercise at $1.094 per share, (iv) 70,000 shares issuable upon exercise at $0.485 per share, (v) 70,000 shares issuable upon exercise at $0.285 per share, (vi) 12,500 shares issuable upon exercise at $0.42 per share, and (vii) 55,555 shares issuable upon exercise at $0.48 per share.

(7)
Includes the following shares issuable under the 1995 Option Plan and the 2005 Stock Incentive Plan upon exercise of options: (i) 15,000 shares issuable upon exercise at $5.5005 per share, (ii) 10,000 shares issuable upon exercise at $2.50 per share, (iii) 100,000 shares issuable upon exercise at $1.094 per share, (iv) 60,000 shares issuable upon exercise at $0.485 per share, (v) 50,000 shares issuable upon exercise at $0.285 per share, (vi) 62,500 shares issuable upon exercise at $0.42 per share, and (vii) 148,958 shares issuable upon exercise at $0.48 per share.

(8)
Includes the following shares issuable under the 1995 Option Plan and the 2005 Stock Incentive Plan upon exercise of options: (i) 100,000 shares issuable upon exercise at $5.50 per share, (ii) 10,000 shares issuable upon exercise at $2.50 per share, (iii) 100,000 shares issuable upon exercise at $1.094 per share, (iv) 60,000 shares issuable upon exercise at $0.485 per share, (v) 50,000 shares issuable upon exercise at $0.285 per share, (vi) 62,500 shares issuable upon exercise at $0.42 per share, and (vii) 142,361 shares issuable upon exercise at $0.48 per share.

(9)
Includes the following shares issuable under the 2005 Stock Incentive Plan upon exercise of options: 50,000 shares issuable upon exercise at $0.20 per share and 16,667 shares issuable upon exercise at $0.475 per share.

(10)
Includes the following shares issuable under the 1995 Directors Option Plan upon exercise of options: (i) 10,000 shares issuable upon exercise at $2.50 per share, (ii) 10,000 shares issuable upon exercise at $0.755 per share, (iii) 10,000 shares issuable upon exercise at $0.26 per share, (iv) 10,000 shares issuable upon exercise at $0.615 per share, (v) 10,000 shares issuable upon exercise at $0.37 per share; includes under the 2005 Stock Incentive Plan 16,667 shares issuable upon exercise at $0.39 per share and 16,667 shares issuable upon exercise at $0.475 per share.

(11)
Includes the following shares issuable under the 2005 Stock Incentive Plan upon exercise of options: (i) 33.335 shares issuable upon exercise at $0.20 per share and (ii) 16,667 shares issuable upon exercise at $0.475 per share.

(12)
Includes the following shares issuable under the 2005 Stock Incentive Plan upon exercise of options: (i) 52,083 shares issuable upon exercise at $0.46 per share and (ii) 44,167 shares issuable upon exercise at $0.295 per share.

(13)	All of these shares are held through the Ardinger Family Partnership, Ltd.

ViewCast 2009 Proxy
EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth for 2007 and 2008 the compensation of each of our named executive officers.
SUMMARY COMPENSATION TABLE

					Non-Equity
				Option	Incentive Plan		All other
		Salary (1)	Bonus (1)	Awards (2)	Compensation		Compensation (3)	Total
Name and Principal Positions	Year	$	$	$	$		$	$
George Platt, Chairman (4)	2008	100,000	—	7,421	—		—	107,421
	2007	125,000	—	1,085	—		—	126,085
David Stoner, CEO and President (4)	2008	193,667	—	21,867	72,823	(5)	—	288,357
	2007	183,000	9,245	5,426	—		—	197,671
Laurie Latham, CFO and Sr. VP Finance and Administration	2008	174,500	—	21,269	67,058	(5)	—	262,827
	2007	171,000	8,639	5,426	—		—	185,065
Gary Klembara, Sr. VP Sales	2008	167,500	10,000	11,665	18,750	(6)	—	207,915
	2007	62,500	—	8,922	4,935	(6)	—	76,357

(1)
The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year, and include amounts deferred pursuant to non-incentive deferred compensation plans.

(2)
Represents the compensation cost recognized for fiscal 2007 and 2008 for options to purchase shares of ViewCast.com, Inc. Common Stock outstanding to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the caption “Stock-Based Compensation” in the Management’s Discussion and Analysis and footnotes to the audited financial statements, included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008.

(3)
The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms of operation and participate in the ViewCast 2005 Employee Stock Purchase Plan, not disclosed in the Summary Compensation Table, that is generally available to salaried employees.

(4)	Mr. Platt retired from the position of Chief Executive Officer on July 31, 2008. As a result, Mr. Stoner was appointed Chief Executive Officer.

(5)
Represents amounts earned for services rendered during the fiscal year under our CEO’s and CFO’s Compensation Plan, whether or not actually paid during such fiscal year. Incentive was earned quarterly and annually if achievement of 100% or greater of the profit target was accomplished for such quarterly or annual reporting period.

(6)
Represents amounts earned for services rendered during the fiscal year under our Sr. VP of Sales and Business Compensation Plan, whether or not actually paid during such fiscal year. Incentive was earned (i) in 2008 based on achievement of 90% or better of the cumulative quota for sales at the end of each quarter through December 2008 and (ii) in 2007 based on achievement of 85% of the cumulative quota for sales through September 2007, plus achievement of 78% of the total cumulative quota through December 2007.

Stock Awards and Stock Option Grants Outstanding
The following tables set forth information regarding stock awards and similar equity compensation outstanding at December 31, 2008, whether granted in 2008 or earlier, including awards that have been transferred other than for value.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vesting Schedule
George Platt	250,000			7.0940	9/17/2009	Fully vested on December 31, 2006
			50,000	7.0940	9/17/2009	16,666 shares of this option shall vest when the average closing price of ViewCast Common Stock, for a 20 out of 30 consecutive trading day period, has doubled in price from the exercise price; the remaining 33,334 shares shall vest in equal installments of 1,388 shares per month thereafter.
			50,000	7.0940	9/17/2009	16,666 shares of this option shall vest when the average closing price of ViewCast Common Stock, for a 20 out of 30 consecutive trading day period, has tripled in price from the exercise price; the remaining 33,334 shares shall vest in equal installments of 1,388 shares per month thereafter.
	50,000			7.0940	9/17/2009	All shares vest immediately on the date following three consecutive quarters of profitability as defined by GAAP consistently applied by the Company.
	50,000			2.5000	8/4/2010	Fully vested on December 31, 2006
	200,000			1.0940	2/28/2011	Fully vested on December 31, 2006
	70,000			0.4850	7/3/2012	Fully vested on December 31, 2006
	70,000			0.2850	4/19/2015	Fully vested on December 31, 2006
	12,500			0.4200	7/10/2014	Fully vested on July 10, 2008
		50,000		0.4800	2/8/2015	1/3 will vest on 2/8/09; with 1/36th each month thereafter
		50,000		0.4800	2/8/2015	15/36 will vest on 3/31/2009; with 1/36th each month thereafter
		30,000		0.4800	11/11/2015	Vests on 11/11/2009

David T. Stoner	15,000			5.5005	12/21/2009	Fully vested on December 31, 2006
	10,000			2.5000	8/4/2010	Fully vested on December 31, 2006
	100,000			1.0940	2/28/2011	Fully vested on December 31, 2006
	60,000			0.4850	7/3/2012	Fully vested on December 31, 2006
	50,000			0.2850	4/19/2015	Fully vested on December 31, 2006
	62,500			0.4200	7/10/2014	Fully vested on July 10, 2008
		75,000		0.4800	2/8/2015	1/3 will vest on 2/8/09; with 1/36th each month thereafter
		187,500		0.4800	2/8/2015	15/36 will vest on 3/31/2009; with 1/36th each month thereafter

Laurie L. Latham	100,000			5.5005	12/21/2009	Fully vested on December 31, 2006
	10,000			2.5000	8/4/2010	Fully vested on December 31, 2006
	100,000			1.0940	2/28/2011	Fully vested on December 31, 2006
	60,000			0.4850	7/3/2012	Fully vested on December 31, 2006
	50,000			0.2850	4/19/2015	Fully vested on December 31, 2006
	62,500			0.4200	7/10/2014	Fully vested on July 10, 2008
		62,500		0.4800	2/8/2015	1/3 will vest on 2/8/09; with 1/36th each month thereafter
		187,500		0.4800	2/8/2015	15/36 will vest on 3/31/2009; with 1/36th each month thereafter

Gary J. Klembara	33,695	41,305		0.4600	9/4/2014	1/3 vested on August 15, 2008; with 1/36th each month thereafter
		45,000		0.2950	2/8/2015	1/3 will vest on 2/8/09; with 1/36th each month thereafter
		35,000		0.2950	2/8/2015	15/36 will vest on 3/31/2009; with 1/36th each month thereafter

2005 Stock Incentive Plan
In October 2005, the Company adopted the ViewCast 2005 Stock Incentive Plan (the “2005 Plan”), which replaced its expired stock option plans (the 1995 Employee Stock Option Plan (the “1995 Plan”) and the 1995 Director Stock Option Plan (the “Director Plan”)) and become the sole plan for providing equity-based incentive compensation to ViewCast’s employees, non-employee directors and other service providers. Options granted under the expired stock option plans will continue to be subject to the terms of those plans in effect before the effective date of the 2005 Plan. The Compensation Committee of the Board of Directors currently administers options outstanding under the 2005 Plan, the 1995 Plan and the Director Plan.
Information regarding 2005 Plan can be found under Proposal No. 2 concerning the proposed amendment of the 2005 Plan.
Employee Stock Purchase Plan
In October 2005, the Company established the ViewCast 2005 Employee Stock Purchase Plan (the “ESPP”) to provide employees of the Company with an opportunity to purchase common stock through payroll deductions. The plan replaced the Company’s 1995 employee stock purchase plan which expired in April 2005. Under the ESPP, 1,000,000 shares of Common Stock have been reserved for issuance, subject to certain antidilution adjustments. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Under the ESPP, each ESPP offering is for a period of six months ending March 31 and September 30 of each year. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions is not more than ten percent of an employee’s cash compensation during an offering period, and not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to participants. The purchase price of the Common Stock is equal to ninety-five percent (95%) of the market price of Common Stock at the end of each offering period (the “Exercise Date”). The Purchase Price may be changed by the Board of Directors or its committee but in any case shall never be lower than 85% to the fair market value of a share of Common Stock on the Exercise Date. ViewCast pays all expenses incurred in connection with the implementation and administration of the ESPP. In 2008, Ms. Latham participated in the ESPP.
Employment Agreements
On May 20, 2008, Mr. Platt announced his intent to retire from the position of Chief Executive Officer of ViewCast effective at the close of business on July 31, 2008. Following his retirement from the position of Chief Executive Officer of the Company, George C. Platt has continued as Chairman of the Board of the Company. For services rendered to ViewCast as Chairman of the Board, Mr. Platt will receive an annual salary of $65,000. Mr. Platt will receive no additional cash compensation for serving as Chairman other than reimbursement of reasonable expenses incurred in attending meetings.
Prior to July 31, 2008, we had entered into an employment agreement with Mr. Platt. His employment agreement was initially in effect through March 2001 and had been renewed annually through March 2008 with ongoing automatic one-year renewals unless ViewCast or Mr. Platt had elected in advance not to renew the agreement. The employment agreement provided (i) for annual base compensation of $240,000; (ii) that he was eligible to receive bonuses if our Board of Directors so elected; (iii) for stock options to purchase 400,000 shares of our Common Stock pursuant to the 1995 Option Plan; and (iv) for an eighteen (18) month non-compete period if ViewCast terminated Mr. Platt. Mr. Platt voluntarily reduced his cash compensation below $240,000 for the 2003 through 2007 calendar years.
Under the employment agreement, Mr. Platt was entitled to (i) the continuation of his salary for the greater of six months or the remaining term of his employment agreement, with the first six months of such amount being paid in lump sum and any payments in excess of six months being paid beginning six months after termination of employment and (ii) the reimbursement for three months of COBRA premiums if his employment was terminated by ViewCast without cause. These same severance benefits were payable in the event Mr. Platt resigned because of a significant change in the nature and scope of his authority, powers, functions, benefits or duties. In the event ViewCast had terminated Mr. Platt’s employment following a change in control, he would have been entitled to the continuation of his salary for the greater of six months or the remaining term of his employment agreement, with the first six months of such amount being paid in lump sum and any payments in excess of six (6) months being paid beginning six months after termination of employment.

We have entered into an employment agreement with Mr. Stoner. His employment agreement is in effect through August 2009 and is renewed annually with ongoing automatic one-year renewals unless ViewCast or Mr. Stoner elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $183,000; (ii) for incentive compensation, at our Board of Directors’ discretion, in an amount up to 30% of base salary at 100% achievement, increasing in a linear fashion for performance in excess of 100%, with no limit, based 50% on meeting profitability goals and 50% on meeting revenue growth targets and such other criteria as determined by the Board of Directors, and (iii) for an eighteen month non-compete and non-solicitation period upon termination of Mr. Stoner.
Under the employment agreement, Mr. Stoner will be entitled to (i) a lump sum amount equal to six months of his annual salary in effect on the date of termination, (ii) beginning six months after termination the continuation of his salary for six months and (iii) the reimbursement for six months of COBRA premiums if employment is terminated by ViewCast without cause or by the employee due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to his position. In the event ViewCast terminates employment following a change in control, Mr. Stoner will be entitled to (i) a lump sum amount equal to six months of his annual salary in effect on the date of termination and (ii) beginning six months after termination the continuation of his salary for six months.
In 2008, ViewCast has provided Mr. Stoner the incentive compensation opportunities promised under his employment agreement by means of a 2008 Executive Incentive Compensation Plan. Revenue goals under this plan were $4,300,000; $5,000,000; $5,400,000 and $6,000,000 for the first through the fourth quarters of 2008, for a total annual goal of $20,700,000. Profit goals under this plan were $25,717; $40,632; $108,805 and $492,783 for the first through the fourth quarters of 2008, for a total annual goal of $667,937. Mr. Stoner accrued a bonus of $72,823 under this plan based on attainment of these goals.
We have entered into an employment agreement with Ms. Latham. Her employment agreement is in effect through August 2009 and is renewed annually with ongoing automatic one-year renewals unless ViewCast or Ms. Latham elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $171,000; (ii) for incentive compensation, at our Board of Directors’ discretion, in an amount up to 30% of base salary at 100% achievement, increasing in a linear fashion for performance in excess of 100%, with no limit, based 50% on meeting profitability goals and 50% on meeting revenue growth targets and such other criteria as determined by the Board of Directors, and (iii) for an eighteen month non-compete and non-solicitation period upon termination of Ms. Latham.
Under the employment agreement, Ms. Latham will be entitled to (i) a lump sum amount equal to six months of her annual salary in effect on the date of termination, (ii) beginning six months after termination the continuation of her salary for six months and (iii) the reimbursement for six months of COBRA premiums if employment is terminated by ViewCast without cause or by the employee due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to her position. In the event ViewCast terminates Ms. Latham’s employment following a change in control, she will be entitled to (i) a lump sum amount equal to six months of her annual salary in effect on the date of termination and (ii) beginning six months after termination the continuation of her salary for six months.
In 2008, ViewCast has provided Ms. Latham the incentive compensation opportunities promised under her employment agreement by means of a 2008 Executive Incentive Compensation Plan. Revenue and profit goals under this plan for 2008 were the same as those for Mr. Stoner’s incentive compensation plan, discussed above. In 2008, Ms. Latham accrued a bonus of $67,058 under this plan.
We have entered into an employment agreement with Mr. Klembara. His employment agreement is in effect through February 2009 and is renewed annually with ongoing automatic one-year renewals unless ViewCast or Mr. Klembara elects in advance not to renew the agreement. The employment agreement provides (i) for annual base compensation of $165,000; (ii) for incentive compensation deemed appropriate for the position, at our Board of Directors’ discretion, which may be earned for each calendar year, and (iii) for an eighteen month non-compete and non-solicitation period upon termination of employment of Mr. Klembara.
In 2008, ViewCast has provided Mr. Klembara the incentive compensation opportunities promised under his employment agreement by means of a Sr. Vice President, Sales Incentive Compensation Plan 2008. Under this plan, Mr. Klembara earns quarterly and cumulative commissions based on 2008 revenues, less certain expenses and charge backs. The quarterly goals are the same as the quarterly revenue goals for Mr. Stoner’s compensation plan. The cumulative goal for each quarter is the sum of the revenue goal for that quarter and any prior quarters in 2008.
Mr. Klembara’s target cumulative commission for each quarter in 2008 is the sum of $18,750 for that quarter plus $18,750 for each of the prior quarters which has already occurred or $75,000 cumulative total for 2008, and he would be entitled to 50% of his cumulative commissions on reaching 90% of his cumulative goal, and 100% of those commissions on reaching 100% of his cumulative goal. Under the plan for exceeding 100% of the cumulative goal, Mr. Klembara would earn cumulative accelerators of 15% up to 110%, 25% over 110% to 120%, 50% over 120% to 125% and 75% over 125% to 130%. Accelerators for achievement between these percentage points will be prorated, as will achievement beyond 130%. Mr. Klembara would earn an annual bonus of $20,000 under the plan if his annual goal is exceeded by 10%. In 2008, Mr. Klembara accrued a commission of $18,750 under this plan.

Under the employment agreement, Mr. Klembara will be entitled to (i) a lump sum amount equal to six months of his annual salary in effect on the date of termination, (ii) beginning six months after termination the continuation of his salary for six months and (iii) the reimbursement for six months of COBRA premiums if employment is terminated by ViewCast without cause or by the employee due to a significant change in the nature and scope of the authority, powers, functions, benefits or duties attached to his position. In the event ViewCast terminates employment following a change in control, Mr. Klembara will be entitled to (i) a lump sum amount equal to six months of his annual salary in effect on the date of termination and (ii) beginning six months after termination the continuation of his salary for six months.
The employment of all other ViewCast officers is “at will” and may be terminated by ViewCast or the officer at any time, for any reason or no reason.

(1)	The options granted to Mr. Platt consist of five separate option grants that become exercisable or vest as follows provided Mr. Platt is employed by ViewCast as of the applicable vesting date:
(i)	an option for 50,000 shares that vested as of September 17, 2000;
(ii)	an option for 200,000 shares that vested in equal installments of 4,166 shares per month beginning in October 2000;
(iii)	an option for 50,000 shares that will vest immediately on the date following three consecutive calendar quarters of profitability as defined under generally accepted accounting principles;
(iv)
an option for 50,000 shares, of which 16,666 shares of such option will vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has doubled in price from the exercise price ($7.094) of the option, and of which 33,334 shares of such option will vest in equal installments of 1,388 share per month thereafter; and

(v)
an option for 50,000 shares, of which 16,666 shares of such option will vest when the average closing price of Common Stock, for a twenty out of thirty consecutive trading day period, has tripled in price from the exercise price of the option, and of which 33,334 shares of such option will vest in equal installment of 1,388 shares per month thereafter.

In addition, all of the 400,000 options granted to Mr. Platt will immediately vest upon a change of control in ViewCast if not previously vested.
DIRECTOR COMPENSATION
In May 1995, ViewCast adopted the Director Plan under which only outside directors were eligible to receive nonstatutory stock options. The Director Plan terminated on April 21, 2005. As amended and approved by stockholder vote during 2002, a total of 500,000 shares of Common Stock were authorized for issuance under the Director Plan. As of July 31, 2009, options to purchase an aggregate of 50,000 shares at exercise prices ranging from $0.26 to $2.50 per share had been granted and were outstanding under the Director Plan.
The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. On December 22, 2005, the Board of Directors of ViewCast approved accelerating the vesting of “out-of-the-money” unvested options previously awarded to employees, officers and directors under ViewCast’s stock option plans with an exercise price greater than $0.30 per share. The numbers of “out-of-the-money” unvested options under the Director Plan that were accelerated in 2005 and were held by directors as of July 31, 2009 are as follows: Joseph Autem – 14,376 options. In the event of a merger of ViewCast with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving ViewCast, each option becomes exercisable unless assumed or an equivalent option substituted by the successor corporation.
Directors who are not independent directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings.

On June 20, 2006 and as subsequently modified on October 8, 2008, the Board of Directors of ViewCast.com, Inc. approved the policy for the compensation of independent directors by compensating such individuals with cash and equity designed to both reward such independent directors for services rendered to the Company and to link a portion of their compensation to the performance of the Company by means of equity grants as follows:
•
Each independent director of the Company shall be paid a cash retainer equal to $500 per month with an additional cash payment for each meeting of the Board of Directors of the Company equal to $1,000 if attended in person and $250 if attended by telephone; and

•
Each independent director of the Company who has not previously served on the Board of Directors of the Company be granted options under the 2005 Stock Incentive Plan, as described below, to acquire 50,000 shares of the Company upon the appointment to the Board of Directors with such option grant to vest one year from the date of grant; and

•
Each independent director of the Company be granted options under the 2005 Stock Incentive Plan to acquire 25,000 shares of the Company each year immediately following the date of the Company’s annual meeting, provided that such independent director shall have served as a director of the Company at least twelve months prior to the date of such grant, with such option grant to vest one year from the date of grant.

The exercise price of each option granted to an independent director under the 2005 Plan is equal to the fair market value of the Common Stock on the date of grant. As of July 31, 2009, options to purchase an aggregate of 308,335 shares at an exercise price ranging from $0.20 to $0.475 per share had been granted to independent directors and were outstanding under the 2005 Plan and 16,665 options previously granted have been exercised at an exercise price of $0.20 per share.
The following table sets forth information regarding compensation earned by the non-employee directors of ViewCast.com, Inc. during the last fiscal year ending December 31, 2008.
Director Compensation Table

	Fees Earned or Paid
Name	in Cash ($) (1)	Option Awards ($) (2)	Total ($)
John W Slocum, Jr	14,250	6,327	20,577
Sherel D Horsley	13,500	6,327	19,827
Joseph Autem	12,000	4,137	16,137
David Brandenburg	250	—	250

(1)	Includes meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
Represents the compensation cost recognized for the fiscal year for options to purchase shares of ViewCast.com, Inc. Common Stock outstanding to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the discussion under the section titled “Stock-Based Compensation” in Note 2 to the audited financial statements contained in our Form 10-K/A for the year ended December 31, 2008. The total number of options outstanding to each non-employee director at December 31, 2008 were: Mr. Autem: 190,000; Mr. Brandenburg: 50,000; Mr. Horsley: 100,000; and Mr. Slocum: 83,335.

AUDIT COMMITTEE REPORT
The following is a report of the Audit Committee of the Board of Directors (the “Audit Committee”) describing the policies applicable to the review of the Company’s financial statements and audit for the year ended December 31, 2008. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and the Company, including the matters contained in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board and considered the compatibility of nonaudit services with the registered public accounting firm’s independence. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K and the amendment thereto for the year ended December 31, 2008 as filed with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.
Submitted by the Audit Committee of ViewCast.com, Inc.
Joseph Autem, Chairman
Sherel D. Horsley
John W. Slocum, Jr.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report is not filed with the SEC and shall not be incorporated by reference into any such filings. This Audit Committee Report is not “soliciting material” and is not subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE
Certain Relationships and Related Transactions
Since October 1998, the Company has maintained a credit facility with an entity controlled by one of its principal stockholders, Mr. H.T. Ardinger. On October 31, 2008 and July 31, 2009, ViewCast.com, Inc., Osprey Technologies, Inc. and VideoWare, Inc. (jointly and severally, “the Borrower”) amended the terms and conditions of the loan and security agreement with the Ardinger Family Partnership, Ltd. Under the amended terms the $1,250,000 of the primary principal and $3,891,361 of the secondary principal mature December 31, 2012, subject to certain earlier payment conditions. The interest on the primary principal amount will accrue and be paid monthly based on an interest rate per annum which is the greater of 5.0% or the effective prime rate plus 0.75% (4.00% as of December 31, 2008). Before the October 2008 amendment date, interest was accrued and paid monthly based on the lower of the effective prime rate plus 1.0% (8.25% as of December 31, 2007) or 9.5% fixed rate. Interest on the secondary principal shall accrue and be paid monthly based on the effective Applicable Federal Rate, as defined in the agreement, (3.88% and 2.85% as of December 31, 2007 and 2008, respectively). The amended terms call for any previously accrued interest ($169,846 at December 31, 2008) to be paid in approximately equal monthly payments from October 31, 2008, through June 30, 2009. Beginning January 31, 2010, minimum monthly principal payments of $21,422 will be made, in additional to the monthly interest payments. Any amounts remaining on December 31, 2012, will become due on that date. The amended note agreement is secured by all the assets of the Borrower.
On March 5, 2009, H.T. Ardinger and the Ardinger Family Partnership, Ltd exercised the outstanding warrant to purchase 2,500,000 shares of the Company’s unregistered common stock at an amended exercise price of $0.376 per share and the Company received proceeds of $940,000. On March 13, 2009, the Company completed the purchase of certain assets from Ancept Media Server, LLC (“Seller”) related to the development and licensing of software products that provide the management of the life cycle phases of digital media (the “Ancept Assets”) pursuant to the terms of the Asset Purchase Agreement dated March 5, 2009, as amended, by and between the Company and Seller (the “Purchase Agreement”). The source of a significant portion of the cash paid to Seller was obtained by the Company pursuant to the warrant exercise by H.T. Ardinger and the Ardinger Family Partnership, Ltd on March 5, 2009.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Exchange Act requires ViewCast’s officers, directors and persons who beneficially own more than 10% of a registered class of ViewCast’s equity securities to file reports of ownership and change in ownership with the U.S. Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish ViewCast with copies of Section 16(a) forms which they file.
To ViewCast’s knowledge, based solely on review of the copies of such reports furnished to ViewCast, and written representations that no other reports were required during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to ViewCast’s officers, directors and greater than 10% beneficial owners were complied with, except for the following transactions by Mr. George C. Platt, the Chairman of the Board of Directors: a grant of options to purchase 30,000 shares filed on November 17, 2008.

PROPOSAL NO. 2
AMENDMENT OF THE 2005 STOCK INCENTIVE PLAN
The Board of Directors of ViewCast has proposed that ViewCast 2005 Stock Incentive Plan (the “2005 Plan”) be amended to increase the number of available shares under the 2005 Plan from 3,000,000 to 6,000,000 subject to any adjustments in accordance with the previously approved 2005 Plan. A copy of the proposed amendment is attached hereto as Appendix A. The 2005 Plan is the sole plan for providing equity-based incentive compensation to ViewCast’s employees, non-employee directors and other service providers. The plan allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of ViewCast and its affiliates who are in a position to make a significant contribution to the success of ViewCast and its affiliates.
As of July 31, 2009, options to purchase an aggregate of 3,628,335 shares of Common Stock at exercise prices ranging from $0.20 to $0.48 were outstanding under the 2005 Plan, all representing at least the fair market value of the stock at the time of grant. The Compensation Committee of the Board of Directors currently administers options outstanding under the 2005 Plan and determines the terms of stock incentives and rights granted, exercise price, number of shares subject to the option or right and the exercisability thereof.
The Board of Directors may amend the 2005 Plan at any time but may not, without stockholder approval, adopt any amendment which would materially increase the benefits accruing to participants or materially modify the eligibility requirements. The number of shares available for award under the 2005 Plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan.
ViewCast believes that this increase in the number of shares available under the 2005 Plan is necessary in order to allow ViewCast to be competitive in hiring and retaining qualified operational, financial, technical, marketing, sales and other personnel.
The Board of Directors recommends a vote FOR the approval of the proposed amendment to the
2005 Stock Incentive Plan.
Description of the 2005 Stock Incentive Plan
The following is a summary of the 2005 Stock Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, as adopted by the Board of Directors on August 1, 2005 and approved by stockholders of the Company on October 13, 2005 and the full text of the amendment thereto attached to this Proxy Statement as Appendix A.
Purposes. The 2005 Plan allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards and other incentive awards to employees, non-employee directors and other service providers of the Company and its affiliates who are in a position to make a significant contribution to the success of the Company and its affiliates. The purposes of the plan are to attract and retain individuals, further align employee and stockholder interests, and closely link compensation with Company performance. The 2005 Plan provides an essential component of the total compensation package, reflecting the importance that the Company places on aligning the interest of service providers with those of our stockholders.
Administration. The plan provides for administration by the Compensation Committee or another committee of the Board of Directors (the “Committee”). Each member of the Committee must (i) meet independence requirements of the NASDAQ Stock Market, Inc.; (ii) be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) be an “outside director” under Section 162(m) of Code. For awards granted to non-employee directors, the Board of Directors acts as the Committee. Among the powers granted to the Committee are the authority to operate, interpret and administer the plan; determine eligibility for and the amount and nature of awards; establish rules and regulations for the 2005 Plan’s operation; accelerate the exercise, vesting or payment of an award if the acceleration is in the best interest of the Company; require participants to hold a stated number or percentage of shares acquired pursuant to an award for a stated period of time; and establish other terms and conditions of awards made under the 2005 Plan. The Committee also has authority with respect to all matters relating to the discharge of its responsibilities and the exercise of its authority under the 2005 Plan. The 2005 Plan provides for indemnification of Committee members for personal liability incurred related to any action, interpretation, or determination made in good faith with respect to the plan and awards made under the plan.

Eligibility. Employees, non-employee directors and other service providers of the Company and our affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company and our affiliates are eligible to participate in the 2005 Plan. The Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the plan’s terms.
Available Shares. The maximum number of shares available for grant under the plan is currently 3,000,000 shares of Common Stock (6,000,000 if the proposed amendment to the 2005 Plan is approved by the Company’s stockholders), plus any shares of Common Stock subject to outstanding awards under the Company’s prior stock option plans as of the date the plan was approved by ViewCast’s stockholders (the “Approval Date”) that later cease to be subject to such awards for any reason other than such awards having been exercised or expired, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant under the prior stock options plans, but shall be available for issuance under the 2005 Stock Incentive Plan. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan. Shares of Common Stock issued pursuant to the plan may be shares of original issuance or treasury shares or a combination of those shares.
The maximum number of shares of Common Stock that may be granted under the plan to any one participant is (i) 500,000 shares during the fiscal year in which the Company first hires the participant and (ii) 300,000 shares during each subsequent fiscal year.
No Repricing. Except for adjustments made in connection with certain stock splits, recapitalizations, mergers and reorganizations, no award may be repriced, replaced, regranted through cancellation or modification without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. The Committee cannot cancel an outstanding option that is under water for the purpose of granting a replacement award of a different type without stockholder approval.
Stock Options. The plan provides for the grant of incentive stock options intended to meet the requirements of Section 422 of the Code and nonqualified stock options that are not intended to meet those requirements. Incentive stock options may be granted only to employees of the Company and its affiliates. All options will be subject to terms, conditions, restrictions and limitations established by the Committee, as long as they are consistent with the terms of the plan.
The Committee will determine when an option will vest and become exercisable. No option will be exercisable more than seven years after the date of grant (or, in the case of an incentive stock option granted to a stockholder that holds 10% or more of the Company’s Common Stock (a “10% Stockholder”), five years after the date of grant). Unless otherwise provided in the option award agreement, options terminate within a certain period of time following a participant’s termination of employment or service by reason of death, disability or retirement (1 year), for any reason other than death, disability, retirement, or cause (90 days) or for cause (all outstanding options forfeited). The one-year exercise period following retirement is shortened to 10 days following written notice to the participant if the participant engages in a harmful activity (as defined in the plan).
The exercise price of a stock option granted under the plan may not be less than the fair market value of the Common Stock on the date of grant; however, the exercise price may be less if the option is granted in connection with a transaction or complies with special rules under Section 409A of the Code. Incentive stock options must be granted at 100 percent of fair market value (or, in the case of an incentive stock option granted to a 10% Stockholder, 110 percent of fair market value). The closing price of the Common Stock on August 31, 2005 was $0.31.
The exercise price of a stock option may be paid (i) in cash, (ii) in the discretion of the Committee, with previously acquired nonforfeitable, unrestricted shares of Common Stock that have been held for six months and that have an aggregate fair market value at the time of exercise equal to the total exercise price, or (iii) a combination of those shares and cash. In addition, in the discretion of the Committee, the exercise price may be paid by delivery to the Company or its designate agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock with respect to which the option is exercised and deliver the sale or margin loan proceeds directly to the Company to pay the exercise price and any required withholding taxes.
Stock Appreciation Rights (or SARs). A stock appreciation right or SAR entitles the participant to receive an amount in cash and/or shares of Common Stock, as determined by the Committee, equal to the amount by which the company’s Common Stock appreciates in value after the date of the award. The Committee will determine when the SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the Common Stock on the date of grant. However, the exercise price may be less if the stock is granted in connection with a transaction or complies with special rules under Section 409A of the Code. No SAR will be exercisable later than seven years after the date of the grant. The Committee will set other terms, conditions, restrictions and limitations on SARs, including rules as to exercisability after termination of employment or service.

Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that must be returned to the Company if certain conditions are not satisfied. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on the restricted stock, including vesting upon achievement of performance goals pursuant to a performance award and restrictions under applicable securities laws. The Committee also may require the participant to pay for restricted stock. Subject to the terms and conditions of the award agreement related to restricted stock, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other stockholder rights related to the shares of Common Stock. Upon expiration of the restriction period, the participant is entitled to receive shares of Common Stock not subject to restriction.
Restricted stock units (or RSUs) are hypothetical shares of Common Stock. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on RSUs. Upon the lapse of restrictions, the participant is entitled to receive one share of Common Stock or an amount of cash equal to the fair market value of one share of Common Stock as provided in the award agreement. An award of RSUs may include the grant of a tandem cash dividend right or dividend unit right. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of Common Stock during the period the RSU is outstanding. A dividend unit right is a contingent right to have additional RSUs credited to the participant equal to the number of shares of Common Stock (at fair market value) that may be purchased with the cash dividends. RSUs awards are considered nonqualified deferred compensation subject to Section 409A of the Code and will be designed to comply with that section.
Performance Awards. A performance award is an award payable in cash or Common Stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Committee will determine (i) the amount a participant may earn in the form of cash or shares of Common Stock or a formula for determining the amount payable to the participant; (ii) the performance criteria and level of achievement versus performance criteria that will determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested; (iii) the performance period over which performance is to be measured, which may not be shorter than one year: (iv) the timing of any payments to be made; (v) restrictions on the transferability of the award; and (vi) other terms and conditions that are not inconsistent with the plan.
Performance awards may be designed to comply with Code Section 162(m) performance-based compensation requirements. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be established in writing by the Committee not later than 90 days after the commencement of the performance period, based on one or more, or any combination, of the performance criteria listed in the plan. The Committee may reduce, but not increase, the amount payable and the number of shares to granted, issued, retained or vested pursuant to a performance award. Prior to payment of compensation under a performance award intended to comply with Section 162(m), the Committee will certify the extent to which the performance goals and other criteria are achieved.
Other Incentive Awards. The Committee may grant other incentive awards under the plan based upon, payable in or otherwise related to, shares of Common Stock if the Committee determines that the other incentive awards are consistent with the purposes of the plan. Other incentive awards will be subject to any terms, conditions, restrictions or limitations established by the Committee. Payment of the other incentive awards will be made at the times and in the forms, which may be cash, shares of Common Stock or other property, established by the Committee.
New Plan Benefits. The number of awards that will be received by or allocated to our executive officers, non-employee directors, employees and other service providers under the 2005 Plan is undeterminable at this time.
Company Change of Control. Unless an award agreement provides otherwise, in the event of an involuntary termination of employment or service other than for cause or a voluntary termination for good reason within one year after a change of control of the Company (as defined in accordance with the special rules under Section 409A of the Code, which may include, among others, certain reorganizations, mergers or consolidations of the Company, or the sale of all or substantially all the assets of the Company), any time periods, conditions or contingencies relating to exercise or realization of, or lapse of restrictions under, awards will be automatically accelerated or waived so that: (i) if no exercise of the award is required, the award may be realized in full at the time of termination, or (ii) if exercise of the awards required, the award may be exercised in full beginning at the time of termination. Nevertheless, to the extent surrender or settlement of awards will not result in negative tax consequences to participants under Section 409A of the Code, the Committee may, without consent of a participant, (i) require participants to surrender any outstanding options or stock appreciation rights in exchange for an equivalent amount of cash, Common Stock, securities of another company or any combination thereof equal to the difference between fair market value of the common Stock and the exercise or grant price, or (ii) require that participants receive payments in settlement of restricted stock, restricted stock units (and related cash dividend rights and dividend unit rights, as applicable), performance awards or other incentive awards in an amount equivalent to the value of those awards.

Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the plan, withheld from other compensation payable to the participant, or be required to be paid by the participant prior to the making of any payment of cash or Common Stock under the plan. Payment of withholding taxes may be made by withholding shares of Common Stock from any payment of Common Stock due or by the delivery by the participant to the Company of previously acquired shares of Common Stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No Payment will be made and no shares of Common Stock will be issued pursuant to any award made under the plan until the applicable tax withholding obligations have been satisfied.
Transferability. No award of incentive stock options or restricted stock during its restricted period may be sold, transferred, pledged, exchanged, or disposed of, except by will or the laws of descent and distribution. If provided in the award agreement, other awards may be transferred by a participant to a permitted transferee.
Amendment. The Board of Directors may suspend, terminate, amend or modify the plan, but may not without the approval of the holders of a majority of the shares of Common Stock of the Company make any alteration or amendment that operates (i) to increase the total number of shares of Common Stock that may be issued under the plan (other than adjustments in connection with certain corporate reorganizations and other events), (ii) to change the designation or class of persons eligible to receive awards under the plan or (iii) to effect any change for which stockholder approval is required by or necessary to comply with applicable law or the listing requirements of NASDAQ or any other exchange or association on which the Common Stock is then listed or quoted. Upon termination of the plan, the terms and provisions thereof will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the plan will adversely affect in any material way any award previously granted under the plan, without the consent of the participant.
Effectiveness. The 2005 Plan has been effective since October 13, 2005. The amendment to the 2005 Plan will be effective on if it is approved by a majority of the shares of Common Stock present or represented and voting on the proposal at the Company’s 2009 annual meeting. Unless terminated earlier, the plan will terminate on October 12, 2015.
Federal Income Tax Consequences of the 2005 Stock Incentive Plan
The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2005 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Code.
Restricted Stock Awards and Restricted Stock Units. The restricted stock awards and RSUs under the plan do not result in federal income tax consequences to either ViewCast or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. ViewCast will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. ViewCast will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.
Stock Options and Stock Appreciations Rights. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in cases of termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder’s liability, if any, for alternative minimum tax.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options and stock appreciation rights will typically not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option or stock appreciation right, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment, if directed by the Committee on a merger or other reorganization under the plan’s change of control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.
When a non-qualified stock option or stock appreciation right is exercised, ViewCast may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.
Deduction Limits. Section 162(m) of the Code limits ViewCast’s deductions for compensation in excess of $1,000,000 per year for ViewCast’s chief executive officer and the four other most highly paid executives named in the summary compensation table in ViewCast’s proxy statement. Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit. Restricted stock awards and RSUs, other than performance-based awards, may be subject to this deduction limitation if the amount of the awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000. ViewCast has designed the plan so that stock options, stock appreciation rights and performance-based awards consisting of restricted stock or cash may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit. ViewCast expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.
The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.
Stock options, stock appreciation rights restricted stock awards and cash awards under the plan are discretionary and the Committee has not yet determined to whom future awards will be made to and the terms and conditions of such awards. As a result, no information is provided concerning the future benefits to be delivered under the plan to any individual or group of individuals.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Board of Directors has appointed the firm of BKD, LLP the independent registered public accounting firm for ViewCast for 2009.
A representative of BKD, LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from stockholders.
The Board of Directors recommends a vote FOR ratification of BKD, LLP as ViewCast’s independent registered public accounting firm for the 2009 fiscal year.
AUDITORS’ FEES
Subject to ratification by the stockholders, the Board of Directors has appointed BKD, LLP as our independent registered public accounting firm for the 2009 fiscal year. During the fiscal years ended December 31, 2007 and December 31, 2008, the Company had retained KBA Group LLP to provide audit and other services as follows:

	2007	2008
Audit (1)	$88,615	$87,325
Audit-Related Fees (2)	—	3,150
Tax Fees (3)	17,650	21,800
All Other Fees (4)	15,500	5,000

TOTAL	$121,765	$117,275

(1)	Consists primarily of quarterly review and annual audit services

(2)	Consists primarily of review services for Form S-8

(3)	Consists primarily of Federal and State tax services

(4)	Consists primarily of Sarbanes-Oxley Act of 2002 compliance services
The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent registered public accounting firm. Any such services would be considered on a case-by-case basis. The Audit Committee approved the tax fees for services provided by the independent auditors in fiscal years 2007 and 2008.
Previous Independent Registered Public Accounting Firm
ViewCast.com, Inc.’s independent registered public accounting firm, KBA Group LLP, announced on June 1, 2009 that effective as of that date KBA Group, LLP had discontinued offering audit and other professional services to clients and that the partners and substantially all staff thereof had joined BKD, LLP. As a result, effective June 1, 2009, KBA Group LLP resigned as the Company’s independent registered public accounting firm.
KBA Group LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended December 31, 2008 and 2007, and through June 1, 2009, there were (1) no disagreements with KBA Group LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KBA Group LLP’s satisfaction, would have caused KBA Group LLP to make reference thereto in its reports on the financial statements for such years, and (2) no “reportable events” as that term is used in Item 304 of Regulation S-K.
The Company requested KBA Group LLP to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. Such letter, agreeing with the above statements, is contained as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed June 25, 2009.

Current Independent Registered Public Accounting Firm
On June 22, 2009, the Company’s Audit Committee engaged BKD, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2009. During the Company’s two most recent fiscal years ended December 31, 2008 and 2007, and through June 21, 2009, the Company did not consult with BKD, LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.
STOCKHOLDER PROPOSALS
Proposals of stockholders of ViewCast that are intended to be presented at ViewCast’s 2010 Annual Meeting of Stockholders must be received by ViewCast no later than May 8, 2010 in order that they may be included in the proxy statement and form of proxy relating to that meeting. If we do not receive notice of any other matter that a stockholder wishes to raise at the 2010 Annual Meeting by July 19, 2010 and a matter is raised at the meeting, the designated proxies will have discretionary authority to vote on any proposals raised at the meeting or for which notice is received after July 19, 2010.
ANNUAL REPORT
A copy of ViewCast’s Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements and notes thereto, is being mailed to the stockholders of record along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated by reference in this Proxy Statement and is not considered to be part of the proxy materials.
Annual reports on Form 10-K and Form 10-KSB, quarterly reports on Form 10Q and Form 10-QSB, current reports on Form 8-K and all amendments to those reports are available free of charge from ViewCast’s internet site, www.viewcast.com, by clicking on “About Us” located on the home page, proceeding to “Investor Relations” and selecting “Financial Filings.”
ViewCast will furnish any or all of the non-confidential exhibits upon payment of a reasonable fee. Please send request for exhibits and/or fee information to:
ViewCast Corporation
3701 W. Plano Parkway, Suite 300
Plano, TX 75075
Attn: Corporate Secretary
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to ViewCast.com, Inc., 3701 West Plano Parkway, Suite 300, Plano, Texas 75075, Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at 972-488-7200. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.
OTHER MATTERS
The Board of Directors knows of no other business matters to be acted upon at the Annual Meeting other than those referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.
By Order of the Board of Directors
David T. Stoner
Chief Executive Officer
Date: August 24, 2009

APPENDIX A
PROPOSED AMENDMENT TO VIEWCAST 2005 STOCK INCENTIVE PLAN
In order to implement the proposed Amendment, Section 4.1(a) shall be amended in its entirety to read as follows:
4.1	Available Shares.

(a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 6,000,000 shares of Common Stock, plus any shares of Common Stock subject to outstanding awards under the Prior Plans as of the date the Plan is approved by ViewCast’s stockholders (the “Approval Date”) that later cease to be subject to such awards for any reason other than such awards having been exercised or expired, subject to adjustment as provided in Section 4.2, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant under the Prior Plans, but shall be available for issuance under the Plan.

Miscellaneous Authorization
In addition to the foregoing, the authorizing resolutions relating to the Amendment authorize the officers of ViewCast named therein to take such further steps as are necessary to give effect to the Amendment. In like manner, the approval of ViewCast’s stockholders of the Proposal under which the Amendment is proposed to be approved will authorize such officers to take such further necessary actions.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
VIEWCAST CORPORATION
3701 W. Plano Parkway, Suite 300
Plano, TX 75075
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Sherel D. Horsley and George C. Platt, and each of them, agents with full power of substitution, to vote as proxy all the Voting Shares, as defined in the Proxy Statement, of ViewCast.com, Inc. held of record by the undersigned on August 17, 2009, at the Annual Meeting of Stockholders of ViewCast.com, Inc. to be held on October 1, 2009, and at any adjournment or postponement thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.
The Proxy will be voted as directed, or if no direction is indicated, will be voted FOR all nominees listed below for election as directors and FOR Proposals 2 and 3. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
(1)
ELECTION OF DIRECTORS
Nominees: George C. Platt, David T. Stoner, Joseph Autem, Sherel D. Horsley, David W. Brandenburg and John W. Slocum, Jr.
[  ] VOTE FOR for all nominees above, except as to the following nominees (if any):

[  ] VOTE WITHHELD from all nominees

Please mark your votes like this [X]
(Continued and to be dated and signed on reverse side)

*************************************************************************************
FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY — (continued from reverse side)
Please mark your votes like this [X]

(2)	AMENDMENT OF THE 2005 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF AVAILABLE
SHARES OF COMMON STOCK UNDER THE PLAN.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

(3)	RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS VIEWCAST’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

DATED:		, 2009	COMPANY ID:

PROXY NUMBER:

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